BY-LAW NO. 1

-of-

CALEDONIA MINING CORPORATION

Adopted April 2,2012
INDEX

PART 1 – INTERPREATION

1.1    In this By-Law, unless the context otherwise requires:

(a) “Board of Directors” or “Board” means the directors of the Company for the time being;

(b) “CBCA” means the Canada Business Corporations Act from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c) “directors” means the directors of the Company for the time being;

(d) “member” means a security holder who is the registered holder of voting common shares in the capital of the Company;

(e) “month” means calendar month;
(f) “ordinary resolution” has the meaning assigned thereto by the CBCA;
(g) “registered address” of a member shall be his address as recorded in the register;
(h) “registered address” of a director means his address as recorded in the Company’s register of directors to be kept pursuant to the CBCA;
(i) “seal” means the common seal of the Company, if the Company has one;
        (j) “securities register” means the register of members to be kept pursuant to the CBCA; (k) “special resolution” has the meaning assigned thereto by the CBCA.

1.2 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3 Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation;

1.4 The definitions in the CBCA shall, with the necessary changes and so far as applicable, apply to this By-Law.

PART 2 - SHARE AND SHARE CERTIFICATES

2.1 Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him or, upon paying a sum not exceeding the amount permitted by the CBCA as the directors may from time to time determine, several certificates each for one or more of those shares; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the post by registered prepaid mail to the member entitled thereto at his registered address, and the Company shall not be liable for any loss occasioned to the member owing to any such share certificates so sent being lost in the post or stolen.

2.2 If a share certificate:

(a)
is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and may issue a new certificate in lieu thereof;

(b)
lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and Upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate, or

(c)
represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue registered in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

A sum, not exceeding that permitted by the CBCA, as the directors may from time to time fix, shall be paid to the Company for each certificate issued under this Part 2.

2.3 Except as required by law or statute or this By-Law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or this By-Law provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

2.4 Every share certificate shall be signed manually by at least one officer or director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and a certificate signed in either of those fashions shall be as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced on a share certificate has ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

2.5 Save as provided by the CBCA, the Company shall not give financial assistance by means of a loan, guarantee, the provision of security or otherwise for the purpose of or in connection with the purchase of or subscription by any person for shares or debt obligations issued by the Company or an affiliate of the Company or upon the security in whole or in part, of a pledge or other charge upon the shares or debt obligations issued by the Company or an affiliate of the Company.

2.6 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the CBCA.

2.7 The certificates of shares registered in the name of two or more persons shall be delivered to the person first named on the register.

PART 3 - ISSUE OF SHARES

3.1 Subject to the CBCA and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the issue of shares, whether in the original or any increased capital of the Company, shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Company for the time being issued, allot or otherwise dispose of, and/or grant options on, shares authorized but not yet issued at such limes and to such persons, including directors, and in such classes, and in such manner and upon such terms and conditions, and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

3.2 If the Company is not a reporting company or reporting issuer then before allotting any shares of the Company, the directors shall first offer those shares pro rata to the members; but if there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members. The offer shall be made by notice specifying the number of shares offered and limiting a time for acceptance. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made that he declines to accept the offer, and if there are no other members holdings shares who should first receive an offer, the directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than, oron terms more favourable than, the offer to the members.

3.3 Except as otherwise provided in the CBCA. the Company or its directors on behalf of the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares with or without par value in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares provided that the rate of the commission or discount shall not in the aggregate exceed that permitted by the CBCA. The Company may also pay such brokerage as may be lawful on any shares of the Company whether with or without par value.

3.4 No share may be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company. A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Part 3. The value of property and services for the purpose of this Section shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.

PART 4 - SHARE TRANSFERS

4.1 Subject to the restrictions, if any, set forth in this By-Law, any member may transfer his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's form of share certificates, and in any form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share.

4.2 Every instrument of transfer shall be executed by the transferor and left at the registered or records office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.

4.3 The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its agents.

4.4 The Company, and its directors, officers and agents are not bound to enquire into any title of the transferee of any shares to be transferred, and are not liable to the registered or any intermediate owner of those shares, for registering the transfer.

    4.5 There shall be paid to the Company in respect of the registration of any transfer a sum, not exceeding that permitted by the CBCA, as the directors deem fit.

PART 5 - TRANSMISSION OF WORKS

5.1 In the case of the death of a member the legal personal representative of the deceased shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any legal personal representative the directors may require him to obtain a grant of probate or letters of administration in British Columbia.

5.2 Any person, who becomes entitled to a share as a result of the death or bankruptcy of any member, upon producing the evidence required by the CBCA, or who becomes entitled to a share as a result of an order of a court of competent jurisdiction or a statute, upon producing such evidence as the directors think sufficient that he is so entitled, may be registered as holder of the share or may transfer the share.

PART 6 - ALTERATION OF CAPITAL

6.1 Company may by ordinary resolution filed with the Registrar amend its memorandum to increase the share capital of the Company by:

(a) creating shares with par value or shares without par value, or both;
(b) increasing the number of shares with par value or shares without par value, or both;
(c) increasing the par value of a class of shares with par value, if no shares of that class are issued.
6.2 The directors may determine the price or consideration at or for which shares without par value may be issued.

6.3 Except as otherwise provided by conditions imposed at the time of creation of any new shares or by this By-Law, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of this By-Law.

6.4 Unless this By-Law elsewhere specifically otherwise provides, the provision of this By-Law relating to general meetings shall apply, with the necessary changes and sofar as they are applicable, to a class meeting of members holding a particular class of shares.

PART 7 - PURCHASE OF SHARES

7.1 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors and in compliance with the CBCA, redeem or purchase any of its shares at the price and upon the terms specified in such resolution, but no such purchase shall be made if the Company is insolvent at the time of the proposed purchase or the proposed purchase would render the Company insolvent. Unless the Company is purchasing the shares from a dissenting member pursuant to the CBCA, the Company shall make its offer to purchase through the facilities of a stock exchange, if a reporting company, or pro rata to every member who holds shares of the class proposed to be purchased. The shares so purchased by the Company may be sold by it but the Company shall not exercise any vote in respect of these shares while they are held by the Company.

PART 8 - BORROWING POWERS

8.1 The directors may from time to time at their discretion authorize the Company to borrow any sum or sums of money or to undertake any obligation (including obligations of guarantee or indemnity) for the purposes of the Company and may raise or secure the repayment of that sum or sums or the performance of any such obligation in such manner and upon such terms and conditions, in all respects, as they think fit. and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures, or any mortgage or charge, whether specific or floating, or other security on the undertaking of the whole or any part of the property of the Company, both present and future.

8.2 The directors may make any debenture, bonds or other debt obligations issued by the company by their terms, assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase or otherwise, howsoever.

8.3 The directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

8.4 The Company shall keep or cause to be kept in accordance with the CBCA:

(a) a register of its debentures and debt obligations, and

(b) a register of the holders of its bonds, debentures and other debt obligations,

and subject to the provisions of the CBCA may keep or cause to be kept one or more branch registers of the holders of its bonds, debentures, or other debt obligations within or without the Province of British Columbia as the directors may from time to time determine and the directors may by resolution, regulations or otherwise make such provisions as they think lit respecting the keeping of such branch registers.

8.5               If the directors so authorize, or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides, any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of such directors or officers printed or otherwise mechanically reproduced thereon and in either case, shall be as valid as if signed manually, but no such bond, debenture, or other debt obligation shall be issued unless it is manually signed, countersigned or certified by or on behalf of a trust company or other transfer agent or registrar duly authorized by the directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any persons whose facsimile signature is so used shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the actual issue thereof, the bond, debenture or other debt obligation shall be valid and binding on the Company.

PART 9 - GENERAL MEETINGS

9.1 Subject to Section 9.2 and to the CBCA the first annual general meeting of the Company shall be held within 15 months from the date of the Company’s creation and thereafter an annual general meeting shall be held once in every calendar year at such time, not being more than 13 months after the holding of the last preceding annual general meeting, and place as the directors shall appoint.

9.2 If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing each year to the business required to be transacted at the annual general meeting that business shall be as valid as if transacted at an annual general meeting, duly convened and held and, it is not necessary for the Company to hold an annual general meeting that year.

9.3 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.4 The directors may whenever they think fit, and they shall, promptly on the receipt of a requisition of a member or members of the Company representing not less than one-twentieth of such of the issued shares in the capital of the Company as at the date of the requisition carry the right of voting in all circumstances at general meetings, call a general meeting of the Company.

9.5    Any such requisition, and the meeting to be called pursuant thereto, shall comply with the provisions of the CBCA.

 9.6     Not less than 21 days' notice of any general meeting specifying the time and place of meeting and in case of special business, the general nature of that business shall be given in the manner mentioned in Part 21, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice thereof has been given or not, to any person as may by law or under this By-Law or other regulations of the Company be entitled to receive such notice from the Company. But the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of such person shall not invalidate any proceedings at that meeting.

9.7     Persons entitled to notice of a general meeting may waive or reduce the period of notice convening the meeting, by unanimous consent in writing, and may give such waiver before, during or after the meeting.

9.8     Where any special business includes the presenting, considering, approving, ratifying or authorizing of the execution of any document, then the portion of any notice relating to such document shall be sufficient if the same states that a copy of the document or proposed document is or will be available for inspection by members at a place in the Province of British Columbia specified in such notice during business hours in any specified working day or days prior to the date of the meeting.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1   The following business at a general meeting shall be deemed to be special business:

(a)	all business at an extraordinary general meeting, and

(b)
all business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under this By-Law, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors.

10.2   Save as otherwise herein provided a quorum for a general meeting shall be: two members or proxyholders representing two members, or one member and a proxyholder representing another member or two proxyholders personally present at the commencement of the meeting and together holding or representing by proxy not less than 5.0% of the issued shares of a class of shares the holders of which are entitled to attend and to vote at such meeting.

10.3   No business, other than the election of a chairman and the adjournment of the meeting shall be transacted at any general meetingunlessthequorumrequisitewaspresentatthecommencement ofthe meeting.

10.4   If within 1/2 hour from the time appointed fora meeting a quorum is not present, the meeting, if convened by requisition ofthe members, shall be dissolved; but in any other case it shall stand adjourned tothesameday in the next week at the same time and place. I f at such adjourned meeting a quorum is not present within 112 hourfromthetimeappointed,thememberspresentorany proxyholder shallbeaquorum.

10.5   The Chairman of the Board, if any, or in his absence the President of the Company shall be entitled to preside as chairman at every general meeting ofthe Company.

10.6   If at any meeting neither the Chairman ofthe Board, if any, nor President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the directors present shall choose someone of their number to be chairman. If no director be present or if all the directors present decline to take the chair or shall fail to so choose, the members or proxyholders present entitled to vote shall choose some person present to be chairman.

10.7   Thechairmanofthemeetingmay,with theconsentofany meetingal which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting otherthan the business leftunfinishedatthemeetingfrom which the adjournment look placc. When a meeting is adjourned for 30days or more, notice ofthe adjourned meeting shall be given as in the case of a general meeting, save as aforesaid, it shall not be necessary to give any notice of an adjournmentor of the businesstobe transacted atany adjourned meeting.

10.8   Subject to the provisions of the CBCA every question submitted to a general meeting shall be decided on a show of hands unless a poll is. before or on the declaration of the result of the show of hands, directed by the chairman or demanded by a member entitled to vote who is present in person or by proxy, and the chairman shall declare to the meeting the decision on every question in accordance with the result of the show of handsorthe poll, andsuchdecisionshallbeenteredinthebook of proceedings of the Company. A declaration by the chairman that a resolution has been carried or carried unanimously or by aparticularmajority or lostornot carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.9    No resolution proposed at a meeting need be seconded and the chairman of any meeting shall be entitled to moveorsecond a resolution.

10.10    In case of an equality of votes upon a resolution, the chairman shall, either on a show of hands or on a poll, have' a casting or second vote in addition to the vote or votesto which he may be entitled as a member or proxyholder.

10.11    Subject to the provisions of Section 10.12 if a poll is duly demanded as aforesaid, it shall be taken in such manner and at such time within seven days from the date of the meeting and place as the chairman of the meeting directs, and either at once or after an iiiterva!oradjoummentnotexceedingsevendays,andtheresult ofthe poll shall be deemed to be theresolution ofthe meeting at which thepoll is demanded. A demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made ingood faith shall be final and conclusive.

10.12    A member entitled to more than onevoteneednot,ifhe votes,use allhisvotesorcastallthe votes heusesinthesame way.

10.13     No poll may be demanded on the election of a chairman of ameeting and apolldemanded ona question of adjournmentshallbe taken atthe meeting without adjournment.

10.14    The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on whicha poll hasbeen demanded.

10.15 Every ballot cast upon a poll and every proxy appointing a proxyholder who cast a ballot upon a poll shall be retained by the secretary fortheperiod and be subject to the inspection as LheCBC'Amayprovide,andif notsoprovidedthenasmaybe decided bythe meeting atwhichtheproxy or ballot was used.

PART 11 - VOTES OF MEMBERS

11.1    subject to any special rights or restrictions for the time being attached to any shares, on a show of hands everymember present inperson shall have one vote, and on a poll every member, present in person or by proxy, shall have one vote for eachshare ofwhichhe isthe holder.

11.2    Any person who is not registered as a member but is entitled to vote at any general meeting in respect ofa share, may vote the share in the same manner as if he were a member; but, unless the directors have previously adm itted his right to voteat that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.3     Where there are joint members registered in respect of any share, any one of thejoint members may voteat any meeting, eitherpersonally or by proxy, in respect ofthe share as if he were solely entitled to it. Ifmore than one of the joint members ispresentatany meeting, personally or by proxy, thejoint member present whose name stands first on the register in respect ofthe share shall alone be entitled to vote in respect of that share. Several executors or administrators ofa deceased member in whose sole name any share stands shall, for the purpose of this Section, be deemed joint members.

11.4     A corporation, not being a subsidiary, that is a member may vote by its proxyholder or by its duly authorized representative, who is entitled to speak and vote, and in all other respects exercise the rights of a member and any authorized representative shall be deemed to be a member for all purposes in connection with any general meeting oftheCompany.

11.5   A member for whom acommitteehasbeenduly appointedmay vote, whetheronashowofhandsoronapoll,by hiscommittee and his committee may appoint a proxyholder.

11.6   A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him on the same occasion. If such member shouldappoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall bcentitledtovote.

   11.7     A proxy or an instrument appointing a duly authorized representative of a corporation shall be in writing, underthehand ofthe appointor or of his attorney duly authorized in writing,or, if such appointor is a corporation, either under itssealorunder the hand of an officer or attorney duly authorized.

11.8   Any person of full age may act as proxyholder whetheror not he is entitled on hisown behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to actas proxyholder forthe appointorfortheperiod.atsuchmeetingormeetingstolheextent permitted bytheCBCA.

11.9    A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office ofthe Company or at such other place as is specified for that purpose in the notice calling the meeting, not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote, or shall be deposited with the chairman ofthe meeting prior to the commencement thereof. In addition to any other method of depositing proxies provided for in this By-Law, the directors may from time to time make regulations permitting the lodging ol proxies appointing the proxyholders at some place or placesotherthan the placeat which a meeting or adjourned meeting of members isto be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Company or any agent ofthe Company for the purpose of receiving such particulars and providing that proxies appointing a proxyholder so lodged may be voted upon as though the proxies themselves were produced to the chairman of the meeting or adjourned meeting as required by this Part and votes giveninaccordancewith such regulationsshall bevalid and shall be counted.

11.10   A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or insanity of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no prior notice in writing of the death, insanity, revocation or transfer as aforesaid shall have been received at the registered office of the Company or by the chairman ofthe meeting or adjourned meeting atwhichthe vote was given.

11.11   Unless, in the circumstances, the CBCA requires any other form ofproxy, a proxy appointing a proxyholder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the directorsorthechairman of the meeting at which the form of proxy isto be used shall approve:

(Name of Company)

The undersigned hereby appoints
(or failing him                                                                   ) as proxyholder forthe undersigned to attend at and vote forandon behalf of the undersigned atthegeneral meeting of the Company to be held on the _____ day of ____, 20___, and at any adjournment of that meeting.

Signed this                                   day of ____________________, 20_______

                            ______________________________________________
(Signature of Member)

PART 12-DIRECTORS

12.1    The management ofthe business of the Company shall be vested in the directors and the directors may exercise all such powers and do all such acts and things as the Company is, by its Memorandum or otherwise, authorized to exercise and do, and which are not by this By-Law or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, butsubjectneverthelesstotheprovisionsofall laws affecting the Company and of this By-Law and to any regulations not being inconsistent with this By-Law which shall from time to time be made by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act ofthe directors that would havebeen valid ifthat regulation had not been made.

12.2    Thepersonsspecified in the Amalgamation Agreementare the first directors ofthe Company. The directors to succeed the first directors and the number of directors may be determined in writing by a majority ofthe Directors. The number of directors may be changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but shall never be less than one while the Company is not- a reporting company and three while the Company is a reporting Company. Further, the number of directors can be increased pursuant to Section 15.5.

12.3    A director shall not be required to have any share qualification but any person not being a member ofthe Company who becomes a director shall be deemed to have agreed to be bound by the provisions of the Sectionstothesame extentasif he were a member ofthe Company.

12.4     Theremunerationofthedirectorsassuchmay from time to timebedetermined bythemembers, unless by ordinary resolution thedirectorsareauthorizedtodeterminetheir remuneration, such remunerationto be inaddition to any salary or other rem uneration paid to any officer oremployee ofthe Company as such, who is also adirector. The djrectorsshall berepaidsuch reasonable expenses as they may incur in and about the business oftheCompany andif any director shall perform any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specifically occupied in or about the Company's business he may be paid a remuneration to be fixed by the Board, or, at the optionof such director, by thecompany in general meeting, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses. Unless otherwise determined by ordinary resolution the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place ofprofit withtheCompanyortohisspouseordependantsand may make contributions to any fund and pay premiums for the purchase or provision of anysuch gratuity,pension or allowance.

12.5     The directors may from li me to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under this By-Law, and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons deal ing with any such attorney as the directors may think fit and may alsoauthorize any such attorneytodelegatealloranyofthe powers, authorities and discretions vested inhim.

12.6     A director who is in any way, whether directly or indirectly, interested in a contract of proposed contract or transaction with theCompany shall declare the natureand extent of his interest ata meeting ofthedirectors or in any resolution to be signed by the directors relat ing to such contract or proposed contract in accordance with the provisions of the CBCA. A director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he may be counted in the quorum present at the meeting at which such vote is taken. Subject to the CBCA, the foregoing shall not apply to

      (a)       any contract or transaction relating to a loan to the Company, which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment oftheloan orany partofthe loan, or
       (b)     any contract or transaction made or to be made with, or for the benefit of a holding corporation or a subsidiary corporation ofwhich adirector isadirector, or

       (c)      any contract by a director or by any company of which the director is a shareholder, officer or director to subscribe for or underwriteshares, debentures or debt obligations to be issued by the Company or a subsidiary of the Company, or any contract, or transaction in which a director is, directly or indirectly, interested if all the other directors are also, directly or indirectly interested in the contract or transaction, or

      (d) if authorized by ordinary resolution pursuant to Section 12.4, the remuneration of the directors.

Subject to the CBCA the foregoing prohibitions and exceptions thereto may from time to time be suspended or amended to any extent by ordinary resolution, either generally or in respect of any particular contract or transaction or for any particular period.

12.7     A director may hold any officeorplaceofprofitunder the Company, other than auditor, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine. Subject to compliance with the CBCA, no director or intended director shall be disqualified by his office from contracting with the office .or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the CBCA, no contract or transaction entered into by or on behalf of the Company in which a directoris in anyway interested shall beliabletobeavoided.

12.8     Any director may act by himself or his firm in a professional capacity for the Company, and he or hisfirm shall be entitledto remuneration forprofessional services as if he were nota director.

12.9     A director whose permanent place of residence is outside the city where the registered office of the Company Ls situate, or who is about to leave or is temporarily outside the said city, or who may be expecting to be absent from the place where a meeting ofthe Board is to be held, or ^otherwise unable to attend the meeting ofthe Board, may appoint any person,whether amemberordirectoroftheCompanyornot.toacton his behalf as an alternate director and while such other person holds office as an alternate director, he shall be entitled to notice of meetings of the directors and to attend and votethereat accordingly and he shall, i f present, be included in computing the quorum, and if he be a director, shall be entitled to two votes, one as a director and the other as an alternate director, and shall further be empowered to sign resolutions Ofthe Board ofdirectors.andshall ipso facto vacaleoffice if and when the appointor vacates or is removed from office as director and any appointment or removal under this clause shall be effected by notice which may be in writing under the hand ofthe director making the same or may be made by telegram, cable or telex. An appointment under this Section may be a general appointment, or may be restricted to a single specified meeting of the Board and any adjourned portion thereof , or may be otherwise restricted in its operation or duration.

PART 13 - TERMINATION OF DIRECTORSHIP OF DIRECTORS

 13.1    The directorship of a director shall be immediately terminated:

(a) if he is found to beincapable of managing his own affairs by reason of mental infirmity;
(b) on the date of resignation stated in any notice in writing to the Company at its registered office by the director;
(c) ifhe is removed pursuant to Section 14.2;

(d) ifhe has been convicted within or without the Province of an indictable offence and the other directors resolve to removehim;or

(e) if he ceases to be qualified to act as a director under the CBCA

.

PART 14 - RETIREMENT AND ELECTION OF DIRECTORS

14.1 At each annual general meeting ofthe Company all the directors shall retire in which case the Company shall electa Board of Directors consisting ofthe number of directors forthe time being fixed pursuanttothis By-Law but which shall not be less than that required by the CBCA. If in any calendar year the Company does not hold an annual general meeting the directors appointed at the last annual general meeting of the Company shall be deemed to have been elected or appointed as directors on the last day on which the meeting could have been held pursuant to the CBCA and the directors so appointed or elected may hold office, unless other directors have been appointed in the meantime, until other directors are appointed or elected or until the day on which the next annual general meeting is held.

14.2 The Company may by special resolution remove any director and, by ordinary resolution, appoint another person in his stead. Any director so appointed shall hold office only until the next following annual general meetingofthe Company, butshallbe eligible for re-election atsuch meeting.

14.3 The directors shall have power at any time and from time to time to appoint any person as a director, to fill a casual vacancy on the Board ora vacancy resulting from an increase ofthe number of directors necessitated by the CBCA upon the Company becoming a reporting company. Any director so appointed shall hold office only until the next following annual general meeting ofthe Company at which directors are to be elected, but be eligibfefor re-election atsuch meeting.

PART 15 - PROCEEDINGS OF DIRECTORS

15.1 The directors may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they see fit. The directors may from time to time fix the quorum necessary forthe transaction of business and unlessso fixed such quorum shall bea majority ofthe Board. The Chairman ofthe Board, if any. or in his absence the President ofthe Company, shall be chairman of all meetings ofthe Board, but ifatany meeting neither the Chairman oftheBoard, ifany, nor the President shall be present within30 minutes afterthe time appointed forholding the same or if both the Chairman oftheBoard andthe President, being present decline to act, the directors present may choose someone of their number to be chairman at such meeting. A directorinterestedis to be counted inaquorum notwithstandinghisinterest.

15.2 a director may at any time, and the Secretary upon the written request of a director shall, call a meeting of the directors. Notice thereof specifying the time and place of such meeting shall be mailed, postage prepaid, addressed to each of the directors at his registered address at least 48 hours before the time fixed for the meeting or such lesser period as may be reasonable under the circumstances, or such notice may be given to each director either personally or by leaving it at his usual business orresidentialaddrcssor by telephone, telegram, telex or other method of transmitting visually recorded messages, at least 48 hours before such time or such lesser period as may be reasonable under the circumstances. It shall not be necessary to give to any director notice of a meeting of directors immediately following a general meeting at which such director has been elected or notice of a meeting of directors at which such director shall have been appointed. Accidental omission to give notice of a meeting of directors to, or the non-receipt of notice by, any director, shall not invalidate the proceedings of that meeting.

15.3 Any director ofthe Company may from time to time file with the Secretary a writing waiving notice of any meeting of the directors being sent to him and agreeing to ratify and confirm any business transacted at any meeting ofthe directors though he may not be present at such meeting and though no notice has been sent to him ofsuch meetingand any and all meetmgsofthedirectorsof the Company so held (providedthat the quorum ofthe directors be present) shall be valid and binding upon the Company; provided that the director in such waiver may specify the period forwhichsuch waiver shall beeffective.

15.4 A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, power and discretions for the time being vested in or exercisable by the directors.

15.5 The continuing directors may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to this By-Law as the necessary quorum of directors, the continuing directors or director may act forthe purpose of filling any vacancies in or increasing the number of directors to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose. The Board may,at any time ana from timeto time, appointoneormoreadditionaldirectorsolihecompanyin addit ion to the number ofdirectors elected pursuantto Section 12.2.

15.6 The directors may delegate any but not all of their powers to committees consisting of such of the directors as they think fit. Any committee so formed shall in the exercise ofthe powers so delegated conform to any regulations that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of such powers to the earliest meeting ofthedirectorstobeheld next after thesame shall have been done.

15.7 A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meetings the chairman is not present within 3 0 minutes after the time appointed for holding the same, the members present may chooseone of their number to be chairman ofthe meeting.

15.8 Themembersofacommitteemaymeetandadjournasthey think proper. Questionsarisingatanyineetingshall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall havea second casting vote.

15.9 All acts done by any meeting of the directors or by a committee of directors or by any person acting as a director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of any such director or person acting asaforesaid. orthatthey orany oflhem were disqualified, be as valid as ifevery such personhad beendulyappointedandwas qualified to bea director.

15.10 For the first meeting ofthe Board to be held immediately followingtheappointmentorelectionofadirectoror directorsat an annual or general meeting of shareholders or fora meeting of the Board at which adirector isappointed to fill a vacancy in the Board, no notice ofsuchmeetingsshall be necessary to the newly elected or appointed directoror directorsinorderforthe meeting to be duly constituted, provided that a quorum of directors is present.

15.11 Any director of the Company who may be absent either temporarily or permanently from the Province of British Columbia may fileattheofFiceoftneCompanyawaiverofnotice which may be by let ter, telegram or cable of any meeting ofthe directors and may at any time withdraw such waiver, and until such waiver'is withdrawn, no noticeofmeetingsofdirectorsshall besenttosuch director, and any and allmeetingsofthedirectorsofthe Company, notice of which shall not have been given to such director, shall, provided a quorum of the directors is present, be valid and binding uponthe Company.

15.12 Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the Chairman shallhavea second orcasting vote.

15.13 A resolution in writing, signed by each director or his alternate shall be as valid and effectual as if it had been passed at a meeting of directors duly called and held. Such resolution may be in one or more counterparts each signed by one or more directors or alternate directors which together shall be deemed to constitute one resolution in writing, but the provision of Section 12.6 shall apply, mutatis mutandis, to any resolution passed in accordance herewith.

PART 16 - OFFICERS

16.1 The Board of Directors shall from time to time appoint a President, a Secretary and such other officers of the Company as it may determine, none of whom, save the Chairman of the Board, if any, and the President, need be directors.

16.2 All appointments of officers shall be made upon such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the directors may determine, and every such appointment shall be subject to termination at the pleasure of the directors unless otherwise lixed by contract.

16.3 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, dutiesorinterestsmightbecreatedinconflictwithhisdutiesor interestsasanofficeroftheCompanyshall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

PART 17 - MINUTES, DOCUMENTS AND RECORDS

17.1 Thedirectorsshallcauseminutestobedulyenteredin books providingforthepurposes:
(a)	of allappointments of officers;
(b)	of the names of the directors or their alternates present at each meeting of directors and of any committee of directors;

(c)	of all orders made by the directors or committees of directors;
(d)	of all resolutions and proceedings of general meetings of the Company and of all meetings of the directors and of committees ofthe directors.

17.2    The directors shall cause the company to keep at its records office or at such other place as the CBCA may permit, the documents, copy documents, registers, minutes, and records which the Company is required by the CBCAtokeepat its recordsol flee orsuchother place.

PART 18 - EXECUTION OF DOCUMENTS

18.1    The directors may provide a common seal for the Company and for its use and the directors shall have power from time to time to destroy the same and substitute a new seal in place thereof.

18.2    Subject to the provisions of the CBCA, the directors may provide for use in any other Province, State or Country an official seal, which shall have on its face of the name of the Province, Territory, State or Country where it is to be used.

18.3    Thedirectorsshall provide forthe safe custody ofthe common seal oftheCompany, ifany,which shall not be affixed to any instrument except in the presence ofany two directors ofthe Company by the authority ofa resolution of the directors or by such person or persons as may be authorized by such resolution;and such person or persons shall sign every instrument to which the seal ofthe company isaffixed inhisortheir presence; provided thataresolutionof thedirectorsdirecting the general useofthe seal, ifany. may atany time be passed by the directors and shall apply to the use of the seal until countermanded by another resolutionofthedirectors.

18.4     The signature of any officer of the Company may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and any instrument on which the signature ofany such person is so reproduced, snail be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument. The term "instrument" as used in this Section shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges forthe payment of money or other obligations, certificates ofthe Company's shares, share warrants of the Company, bonds, debentures and other debt obligations of the company and all paper writings but shall not include share certificates or debentures whichshallbesigned in accordance with the CBCA.

PART 19-DIVIDENDS

19.1    The directors may declare dividends and fix the date of record therefor and the date for payment thereof. No notice need be Riven ofthe declaration ofany dividend. If no date of record is fixed, the date of record shall be determined under the provisions ofthe CBCA.

19.2    Subject to the terms of the shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

19.3    No dividend shall bear interest against the Company.

19.4    The directors may direct payment ofany dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations ofthe Company, or in any one or more of those ways, and, where any difficulty arisesin regard to thedistrihution, the directors may settle the same as they think expedient, and in particular may fix the value for the distribution of specific assets, and may determine that cash pavmentsshall bemadetoamemberuponthebasisofthe value so fixed in place of fractional shares, bonds, debenturesor other debt obligations inorderloadjusttherightsofall parties, and may vest any of those specific assets intrusteesupon such trusts forthe persons entitledasmayseem expedient tothedirectors.

19.5    Notwithstanding anything contained in this By-Law the directors may from time to time capitalize any undistributed surplus on hand ofthe Company and may from time to time issue as fully paid and nonassessable any unissued shares or any bonds, debentures or other debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

19.6    Any dividend, interest or other moneys payable incash inrespectofsharesmay bepaid bychequeor warrant sent through the post directed to the registered address ofthe holder, or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writingdirect. Every such chequeor warrant shall bemadc payable to the order ofthe person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable inrespect ofthe shares held by themasjoint holders.

19.7     A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer intheregister.

19.8    Notwithstanding any other provisions of this By-Law should any dividend result in any shareholders being entitled to a fractional part of a share of the Company, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall havethefurtherright and complete discretion to carry out such distribution and to adjustthe rights of the shareholders with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shareson behalfof those shareholders ofthe Company.

19.9    The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think properasappropriationsfrom income,which shall atthediscretion ofthe directors, be applicable for meeting contingencies, orfor equalizingdividends, or for any other purpose to which theprofits of the Company may be properly applied, and pending such application may, either beemployedinthebusinessoftheCompany or be invested in such investments as the directors in their discretion mayfromtimetotimedetermine.

PART 20-ACCOUNTS

20.1    The directors shall cause records and books of accounts to be kept as necessary to properly record the financial affairs and conditions of the Company and to comply with the provisions of statutes applicable to the Company.

20.2    The directors shall determine the place at which the accounting records of the Company shall be kept and those records shallbeopento the inspection ofany director during the normal businesshours ofthe Company.

PART 21 - NOTICES

21.1    A notice may be given to any member or director, either personally or by sending it to him by prepaid post, envelope or wrapper addressedto the member or directorat his registered address.

21.2    A notice may be given by the Company to j oint members in respect of a share registered in their names by giving the notice tothejoint member first named intheregister of members inrespect ofthat share.

21.3    A notice may be given by the Company to the persons entitled to a share in the consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the titlcof representatives ofthe deceased, or trustee ofthe bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or until that address has been so supplied, by giving the notice in any manner in which the same might have been given if thedeath or bankruptcy had notoccurred.

21.4     Any notice or document sent by post to or left at the registered address ofany member shall, not withstanding that member is then deceased and whether or not the Company has notice of his death, be deemed to held solely or jointly with other persons lis place as the member or joint member in have been duly served in respect of any registered shares, whether by that deceased member, until some other person is registered in respect of those shares, and that service shall for all purposes of these Sections be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

21.5    A member, or a member’s authorized representative, shall be entitled to give a notice to the Company by giving it in writing and sending it by prepaid post, or delivering it, to the registered office of the Company.

21.6     Any notice sent by post shall be deemed to have been served on the business day following that on which the letter, envelope or wrapper containing that notice is posted, andin proving service thereof it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian Government postoffice,postage prepaid.

21.7    If anumberof days notice oranoticeextending over any other period, isrequired to begiven,theday of service shall not, unless it is otherwise provided in this By-Law, be counted in the number of days or other period required.

21.8    Notice of every general meeting shall begiveninthe manner authorized by this By-Law, to:

(a)	eveiy member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date wasestablished by the directors, onthedate ofthemeeting;

(b)	the personal representative ofa deceased member;
(c)	the trustee in bankruptcy a bankrupt member;
(d)	theauditor oftheCompany;
(e)	any other person entitled to receive notice under the CBCA.

21.9     All notices given pursuant to this By-Law must be in writing.

PART 22-INDEMNIFICATION AND PROTECTION OF DIRECTORS,
OFFICERS, EMPLOYEES AND CERTAIN AGENTS

22.1     The company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason ofthe fact that he is or was a director, officer, employee, or agent of the Companyorisorwasservingat the request of the Company as a director, officer, employeeor agentofanother corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care. diligence and skill ofa reasonably prudent person, and withrespecttoany criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company, whoshallhave notice or who shallbe deemed to havenoticeofthis Section andto have contracted with the Company in the terms hercofsolely byvirtueofhisacceptance ofsuchofliceoremploymenufinaetingas agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request ofthe Company containing an express reference to this Section; provided that no indemnification of a directoror former director ofthe Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the CBCA or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill ofa reasonably prudent person and, with respect to any criminal action or proceedings,did not have reasonable grounds to believe thathisconduct waslawful.

22.2    The Company may indemnity any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unlesssuch loss, damage, costs or expenses arises out offai lure to comply with instructions, willful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in then absolute discretion, so decide or the Company by ordinary resolution shall so direct.

22.3    The indemnification provided by Uiis Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, voteofmembersordisinteresteddirectorsor otherwise, both as to action in his official capacity and as to action in anothercapacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Section shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnityor reimbursement which that person has received or shall receive otherwise thanunderthisPart.

22.4    The directors are authorized from lime to time to cause the Company to give indemnities to any directors, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalfoftheCompanyorany corporation controlled by it.

22.5    Subject to the CBCA. no director or officer or employee for the time being ofthe Company shall be liable forthe acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happeningto the Company through the insufficiency or deficiency of title to any property acquired by order of the Board forthe Company, or for the insufficiency or deficiency ofany security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act ofany person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the dutiesofh is respective office or trustor in relation thereto unless the same shall happen by or through hisown willful act or default, negligence, breach of trust of breach of duty.

22.6     Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report ofthe auditor of the Company and shall not be responsible or held liable for any lossordamage resulting from the paying of any dividends orotherwise acting in goodfaithupon anysuchstatement.

22.7    The directors may cause the Company to purchase and maintain insurance forthe benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trustorother enterprise againstany liability incurred byhim as a director, officer, employee or agent.

PART 23 - PREFERENCE SHARES

23.1    The Preference shares may be issued from time to time in one or more series composed of such number of shares and with such preference, deferred or other special rights, privileges, restrictions and conditions attached thereto as shall be fixed hereby or from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors of the Company and confirmed and declared by Sections of amendment including, without limiting the generality of the foregoing:

(i)	the rate, amount or method of calculation of any dividends, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue;

                    (ii)  any right of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such right;

                    (iii) any right of retraction vested in the holders of Preference shares of such series and the prices and terms and conditions of any such rights;

                    (iv) any right upon dissolution, liquidation or winding-up of the Company;

                    (v)  any voting rights;

                    (vi) any rights of conversion; and

                    (vii) any other provisions attaching to any such series of Preference shares.

      23.2    The Preference shares of each series shall, with respect to the payment of dividends, be entitled to a preference over the common shares and over any other shares of the Company ranking junior to the Preference shares.

       23.3 Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference shares by the directors of the Company in accordance with section A of the conditions attaching to the Preference shares, in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purpose of winding up its affairs, the holders of the Preference shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the common shares or any other shares of the Company ranking junior to the Preference shares for each Preference share, an amount equal to the price at which such Preference share was issued together with, in the case of any Preference share that is part of a series of Preference shares entitled to cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day-to-day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of any Preference share that is part of a series of Preference shares entitled to non-cumulative dividends, any dividends declared thereon and unpaid. After payment to the holders of the Preference shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Company in connection with the events contemplated by this Section.

     23.4    No rights, privileges, restrictions or conditions attached to any series of Preference shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation over the shares of any other series of Preference shares. The Preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preference shares of every other series; provided however that in case such assets are insufficient to pay in full the amount due on all Preference shares, then such assets shall be applied, firstly, to the payment equally and rateably of an amount equal to the price at which the Preference shares of each series were issued and the premium payable thereon, if any, and secondly, rateably in payment of all accrued and unpaid cumulative dividends and declared but unpaid non-cumulative dividends.

23.5    Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference shares by the directors of the Corporation in accordance with section A of the conditions attaching to the Preference shares, the holders of a series of Preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting (except where the holders of a specified class or series of shares are entitled to vote separately as a class as provided in the Act.

23.6     The holders of Preference shares, or of any series of Preference shares, shall not be entitled to vote separately as a class or series (and no rights, privileges, restrictions or conditions attached to the Preference shares or any series of Preference shares shall entitle any holder of Preference shares or of any series of Preference shares to vote separately as a class or series) upon any proposal to amend the Sections of the Corporation to:

(a)
increase or decrease any maximum number of authorized Preference shares or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Preference shares;

(b)	effect an exchange, reclassification or cancellation of all or part of the Preference shares; or

(c)	create a new class of shares equal or superior to the Preference shares.

23.7 Notwithstanding the aforesaid rights, privileges, restrictions and conditions on the right to vote, the holders of a series of Preference shares are entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 189(3) of the Act, as such subsection may be amended from time to time.

23.8 Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation the holders of the common shares shall be entitled to receive any dividends declared by the Corporation.

23.9 The holders of the common shares shall be entitled to receive the remaining property of the Corporation upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary of involuntary.

23.10 The holders of the common shares shall be entitled to one vote for each common share held at all meetings of shareholders, except meetings at which only holders of another specified class or series of shares are entitled to vote.

April 2, 2012

/s/ Carl R Jonsson, Secretary
Carl R. Jonsson, Secretary